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PEN Inc.

3Q14 Earnings webcast

AS PRESENTED

November 25, 2014 10 a.m. ET

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WELCOME

Lynn Lilly: Good morning, ladies and gentlemen. I would like to welcome everyone to the PEN Inc. Earnings conference call for the quarter ended September 30, 2014. I’m Lynn Lilly, Director of Communication. We have with us today our Chairman and Chief Executive Officer Dr. Scott Rickert, and Chief Accounting Officer Adam Wasserman. Before we begin, please note that we’ll begin with prepared remarks, followed by the Question and Answer session. During the Q&A we’ll be answering questions that have been submitted by shareholders, webcast participants and via Twitter directed to @PENRickert or using the hashtag PENRickert. As a reminder, this webcast is being recorded.

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Please also note that today’s webcast contains forward-looking statements that involve risks and uncertainties concerning our business, products, and financial results. Actual results may differ materially from the results predicted. More information about potential risk factors that could affect our business, products, and financial results are included in our annual report on Form 10-K for the fiscal year ended December 31, 2013, in our Form 10-Q for the quarter ended September 30, 2014, and in reports subsequently filed by us with the Securities and Exchange Commission. All documents are available through the SEC's Electronic Data Gathering Analysis and Retrieval System (EDGAR) at www.sec.gov or from our website. We hereby disclaim any obligation to publicly update the information provided here, including forward-looking statements, to reflect subsequent events or circumstances. We will also discuss non-GAAP financial measures as a supplement to our GAAP results because we believe they may provide useful information in analyzing and benchmarking the performance of our operations and assist investors in analyzing our financial performance.

This conference call is being webcast through our investor relations website and through Twitter. An on-demand replay will also be available tomorrow.

SLIDE 3: Title Slide

And with that, I’ll turn the call over to Dr. Scott Rickert, PEN Inc.’s Chairman and Chief Executive Officer.

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SCOTT RICKERT: Good morning and thank you for joining us today for the earnings webcast. PEN IS ON THE MOVE. That’s the message. PEN is making progress -- after just one month of combined operations during the quarter. We hit the ground running after the combination to put PEN on solid financial footing to enable us to pursue the nanotechnology-enhanced products in our key markets: health, safety and sustainability. We’ve restructured the Austin R&D operation to make it break-even, and our contract research work continues apace. Product development and sales which included eyeglass care cleaning and defogging products produced from our Ohio operations, remains strong, generating a robust revenue stream from our product portfolio. We’ve been successful in absorbing the substantial expenses of the combination, we have the foundation to begin and invest in pursuing new product development. And our goal remains unchanged: to create strong revenue growth by new nanotechnology-enhanced products.

Now I’d like to turn the conversation over to Adam Wasserman our Chief Accounting Officer to discuss the third quarter financial results in more detail.

SLIDE 5: Title Slide/Basis of results

ADAM WASSERMAN:

Thank you, Scott, and good morning to everyone on the call. Before I take us through the third quarter results, I’d like to take a moment to explain the basis of this report. Substantially all of PEN's results of operations for the third quarter and year to date relate to the Nanofilm product segment. This is because – for accounting purposes -- Nanofilm was the acquiror in the combination with Applied Nanotech completed this past August. The results of operations related to the research and development segment – that is, the Applied Nanotech operations -- are included in the results of operations only for the period after the effective date of the Combination. That covers just over a month -- the period from August 27, 2014, to September 30, 2014, the end of our recently completed quarter.

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ADAM WASSERMAN:

Now, moving on to the results for the quarter:

●	For the nine months ended September 30, 2014, net income was $94,491 versus a net loss for the same period of 2013 of $197,642.

●	For the nine months ended September 30, 2014, sales increased by $890,101 or 13.3%, as compared to the same period in 2013.

●	Excluding one-time costs of approximately $235,000 associated with the Combination of Applied Nanotech and Nanofilm, PEN had pro forma net income for the nine-months ended September 30, 2014 of approximately $329,000.

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ADAM WASSERMAN:

●	From December 31, 2013 to September 30, 2014, PEN total stockholders’ equity has increased more than 40% to $3,444,175

●	Earnings per share are unchanged.

●	For the nine months ended September 30, 2014, net cash provided by operating activities was $1,024,899 as compared to net cash used in operating activities of $567,294 for the same period in 2013.

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ADAM WASSERMAN:

●	For the three months ended September 30, 2014, the Company reported a net loss of $478,677 as compared to net income of $30,799 for the same period of 2013.

●	The 2014 results reflect the one-time merger acquisition related costs of approximately $235,000, mentioned earlier.

●	Losses from the research and development segment are also a factor.

●	PEN implemented cost reduction measures expected to result in positive or break-even cash flow from operations in that segment by the end of 2014.

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ADAM WASSERMAN:

Expenses were higher in a few categories.

●	Salaries, wages and contract services for 3 months and 9 months increased, primarily attributable to an increase in salaries and head count related to the combination as well as planned expenditures for market development activities and increased headcount.

●	We expect these will increase for the balance of 2014, primarily due to continued emphasis on market development programs needed for the new product development and launch activities.

●	Professional fees for auditing, legal and financial consulting also increased by $168,500 for the quarter and by $295,700 for the 9 months. Again, these are largely due to combination costs.

●	General and administrative expenses increased by approximately $90,500 and $65,000 for the three and nine months ended September 30, 2014, as compared to the three and nine months ended September 30, 2013, respectively.

●	That’s primarily attributable to inclusion of the costs and expenses of the research and development segment since the merger date of August 27, 2014. We are currently restructuring our operations to reduce costs and continue to identify areas where we can consolidate overhead costs at the various locations.

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ADAM WASSERMAN:

There are several other items of note in our results this quarter.

●	Upon completion of the combination Applied Nanotech’s convertible debt of $1.7 million was retired upon conversion into shares of PEN class A common stock.

●	We currently have full availability under a $1.5 million line of credit to fund our working capital needs.

●	Sales and marketing expense decreased by approximately $16,000 over the 3-month and by $15,000 over the 9-month periods in 2014 as compared to the 2013 periods.

●	Research and development costs also decreased during the 3-month and 9-month periods in 2014 as compared to the 2013 periods by approximately $136,000 and $300,000 respectively.

With that, I’d like to turn the call back over to Scott Rickert. Scott?

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SCOTT RICKERT: Thank you, Adam.

The financial results echo my first words this morning. PEN IS ON THE MOVE. Are we there yet? No. You know that. I know that. But we made significant progress on solidifying our financial foundation.

●	We’ve strengthened our balance sheet by converting $1.7 million of debt to equity.

●	We’ve addressed expenses in our research and development organization, we’re keeping a firm hand on expenses.

●	Our organizations in both Texas and Ohio are more financially sound. They continue their work on our core businesses, serving clients and customers, poised for organic growth.

At the same time, we’re working our product strategy to drive the company forward. We’re developing product concepts enhanced by nanotechnology from our substantial intellectual property. Right now it is too early to put a product name or a timeline on our development efforts. Our communications on product development will be fact-based and timely without tipping our hand to the competition.

R&D teams in both Texas and Ohio are at work in several product areas based on carefully developed strategies for potentially high-growth categories. We’ve already invested substantially in the professional resources to drive coming product launches– from testing facilities to marketing professionals to regulatory expertise.

We’re planning to invest more. We need to invest more to reach our goals for growth. Having PEN on more sound financial footing is essential to that effort.

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The last quarter of 2014 and the first quarter of 2015 are going to be busy...very busy. We are in high gear on product roadmaps, and testing the marketplace for new products. We’ll keep a tight rein on profitable sales growth in our historic businesses.

PEN IS ON THE MOVE. The results demonstrate it. And the effort and drive from the whole team set us on the path forward.

With that, I’ll turn the conversation over to Lynn Lilly, to direct the Question and Answer Session.

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LYNN LILLY: Thank you, Scott. We’ve received a number of questions from investors in advance of today’s call. Participants can continue to submit them through the webcast interface or via Twitter with the hashtag PENRickert.

LYNN LILLY: Here is our first set of questions:

1.	Please tell us about anticipated sensor products, nano inks, and composite material products. And a related question: I'm sure Applied Nanotech personnel have been working during this long process. What updates on their progress can you provide?

SCOTT RICKERT: Updates on future technologies will be done when appropriate to support new product announcements. I’m happy to update you on current business in Austin. Our team there continues to provide a reliable revenue stream, and they remain part of our core commitment to bring our clients and customers products targeted to health, safety and sustainability.

●	In the nanosensor field, we’re continuing work with the U.S. Army Research Office to develop a portable pollen analyzer for forensic.

●	We are funded by the National Institutes of Health to detect early onset of organ damage from alcohol abuse in collaboration with researchers at The Cleveland Clinic.

●	The project with the Northeast Gas Association and Department of Transportation on a methane (natural gas) sensor for residential and industrial applications is also in progress.

●	And, we’ve recently been awarded a 2-year contract to develop thermal management solutions for high-power amplifiers aboard space satellites.

The inks business remains a small, but steady enterprise.

●	There has been a modest increase in 2014 revenues from printed electronics.

●	We continue to offer inks, pastes and printing services for feasibility studies.

In the area of nanocomposites, the revenues remain small, but steady. There’s continuing work with NASA with our CarbAl heat transfer material and inquiries about our composites for a variety of other applications.

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2.	LYNN LILLY:

Another investor asks: What areas of technology are you concentrating on and what types and area of product expertise do you anticipate introducing?

SCOTT RICKERT: Again, I’m going to leave the future to the future. In the present, I can tell you that every product we now sell or are considering selling is being looked at through the lens of the three areas we’ve identified as having significant potential for substantial growth: health, safety and sustainability.

I want to pause here and say I’ve been particularly troubled by the lack of safe, clean living spaces that’s taken so many lives in West Africa, not to mention the ones here in America. I’ve asked our teams to investigate the potential to treat or print surfaces at the nanoscale to help promote health, and slow the medical arms race against superbugs.

Those are the kinds of big questions we’re asking across the aboard.

This is also an appropriate place to offer some public congratulations to PEN’s R&D teams. They’ve added four new patents to our portfolio this year, two each from our Ohio and Texas organizations.

3.	LYNN LILLY: Next is a question about the stock. Will you uplist to a major exchange soon?

SCOTT RICKERT: First of all, the OTCQB tier of the OTC Market is now recognized as a major market for a variety of companies, even by major institutional investors. We will consider moving to an exchange more focused on larger companies when we become one ourselves, but this is not something we are thinking about now.

4.	LYNN LILLY: Another shareholder asks about trading of PEN stock. What exactly is sustaining the current share price?

SCOTT RICKERT: I will not be commenting on or predicting future performance. Small dollar trades will influence the market price dramatically, until we achieve a much higher dollar trading volume.

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5.	LYNN LILLY: Next is a question about PEN’s Ohio operations. Most shareholders have a long history with Applied Nanotech, but are unfamiliar with Nanofilm. Can you talk about its core business and products?

SCOTT RICKERT: Revenues in the Ohio operations are largely from the sale of products in our eyeglass cleaning, care and defogging products in the optical and safety industries. They’re an outgrowth of the nanocoatings we first developed for prescription eyewear in the 1980s. They’re the razor blades to our razors, if you will. Our proprietary formulas are marketed under our own name and also dozens of the leading brand names in the optical, sport and workplace safety industries around the world. Over the years, those products have earned a strong product margin, based on best-in-class performance.

We also have developed a portfolio of protective nanocoatings and thin films used in a variety of markets, including displays, architectural glass and transportation. You can find PEN coatings on instrument display panels, in a major metropolitan underground train system, and on specialty glass from glassmakers and fabricators.

6.	LYNN LILLY: Here’s another product question: How many products will come out of the technology of the old Applied Nanotech?

SCOTT RICKERT: We expect quite a few, several under active development, but time will tell.

7.	LYNN LILLY: Our last question for today is regarding financing. Is it possible to obtain sufficient capital for growth without significant stock dilution? What are the possible sources?

ADAM WASSERMAN: As Scott has discussed, PEN is developing several products that tackle large problems and enjoy a global market. In order to fully bring these products to market, outside capital will be required. As with any growth company, capital will be raised on the most efficient fashion once the financial projections have been developed and presented to our equity capital underwriters. We, of course, are planning that the raising of such capital will increase the value of PEN and thus not be dilutive in value to current shareholders. No guarantee, but it is what all good management teams strive to occur and we have confidence about the future of our new products.

LYNN LILLY: Thank you, Adam. With that, Scott, do you have any final comments?

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SCOTT RICKERT: I want to thank everyone again for attending the call. For today, I simply want to finish where we began: PEN IS ON THE MOVE.

Our historic business is on more solid footing.

Controls are in place for ongoing discipline to drive continued organic growth.

We’re building the stability to provide a foundation to raise capital that will enable the aggressive pursuit of new nanotechnology-enabled products. As I’ve mentioned already, we’re focused on going after big opportunities. We’re poised for action and energized by the potential we see every day.

PEN is moving to the goal of delivering value for PEN customers and PEN shareholders.

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LYNN LILLY: Thank you, Scott. Now, on behalf of the entire PEN management team, we thank you all for attending. And thank you for submitting questions; we didn’t have time to process them all, but will remember for future conversations. As a reminder, an on-demand version of this webcast will be available online shortly. You will find a link on our website: pen-technology.com. This concludes our third quarter earnings call. Thank you again for attending.